UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 19, 2004

Cholestech Corporation

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-20198 (Commission File Number)	94-3065493 (IRS Employer Identification No.)

3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)

(510) 732-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 19, 2004, Cholestech Corporation (“Cholestech”) and BIV Group entered into a Lease Agreement Addendum No. One (the “Lease Addendum”) in connection with the property located at 3233 Investment Boulevard, Hayward, California 94545. The Lease Addendum amends the Lease Agreement by and between Cholestech and BIV Group dated July 23, 2001 (the “Lease”). The Lease Addendum provides that the term of the Lease is extended for a period of ten years, to commence on April 1, 2007, such that the Lease will expire on March 31, 2017 if not extended by the parties (the “Initial Extended Term”). The Lease Addendum also provides for Cholestech’s total aggregate base rental obligation during the Initial Extended Term. This brief description of the Lease Addendum is qualified by reference to the provisions of the Lease Addendum attached to this Current Report on Form 8-K as Exhibit 10.37.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
No.	Description
10.37.1	Lease Agreement Addendum No. One by and between Cholestech and BIV Group dated November 19, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
By:	/s/ John F. Glenn
John F. Glenn
Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

Date: November 23, 2004

EXHIBIT INDEX

Exhibit
No.	Description
10.37.1	Lease Agreement Addendum No. One by and between Cholestech and BIV Group dated November 19, 2004